KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NY 10022 - 3852

                                                                           PARIS
TEL 212-715-9100                                          47, AVENUE HOCHE 75008
FAX 212-715-8000                                         TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01

                                    July 22, 2003





The Bear Stearns Funds
383 Madison Avenue
New York, NY 10179

      Re:   The Bear Stearns Funds
            Registration No. 33-84842
            Post-Effective Amendment
            to Registration Statement on Form N-1A
            ---------------------------------------

Gentlemen:

            We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A.



                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP